Exhibit 1.2

FIAT CHRYSLER AUTOMOBILES N.V.

[     ]% Mandatory Convertible Securities due 2016

Underwriting Agreement

[            ], 2014

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Barclays Capital Inc.

UBS Securities LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Fiat Chrysler Automobiles N.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Company”), proposes to (i) issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $[            ] aggregate notional amount of its [     ]% Mandatory Convertible Securities due 2016, (the “Firm Securities”) to be issued pursuant to the indenture, dated as of [            ], 2014 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) and (ii) issue and sell to the Underwriters, at the option of the Underwriters, up to an additional $[            ] aggregate notional amount of its [    ]% Mandatory Convertible Securities due 2016 (the “Additional Securities”). The Firm Securities and the Additional Securities are herein referred to as the “Securities.” The Securities will be convertible into common shares (the “Underlying Securities”), nominal value € 0.01 per share, of the Company (the “Common Stock”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-199285), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December [     ], 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [            ] [A/P].M., New York City time, on [            ], 2014.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the notional amount of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to [     ]% of the notional amount thereof (the “Purchase Price”).

In addition, the Company agrees to issue and sell the Additional Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Additional Securities at the Purchase Price.

If any Additional Securities are to be purchased, the notional amount of Additional Securities to be purchased by each Underwriter shall be the notional amount of Additional Securities which bears the same ratio to the aggregate notional amount of Additional Securities being purchased as the notional amount of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate notional amount of Firm Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional notional amounts (by rounding to the nearest whole denomination of such Securities or otherwise) as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Additional Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate notional amount of Additional Securities as to which the option is being exercised and the date and time when the Additional Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 at 10:00 A.M., New York City time, on [            ], 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Additional Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Additional Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date”, and the time and date for such payment for the Additional Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date. Upon delivery, the Securities shall be in global form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date, or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (g) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such

Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Financial Statements. The Financial Statements comply in all material respects with the applicable requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the Financial Statements have been prepared in conformity with the International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary Historical Financial Data” and “Selected Historical Consolidated Financial and Other Data” is a reasonable presentation of the information set forth therein on a basis consistent with that of the Financial Statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the audited financial statements of the Company and its subsidiaries, not included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statistical and market related data and forward looking statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. For purposes of this Agreement, “Financial Statements” means the consolidated financial statements, together with the related schedules and notes, of the Company and its consolidated subsidiaries (or, for periods prior to the effective date of the cross border merger of Fiat S.p.A. with and into the Company, of Fiat S.p.A. and its consolidated subsidiaries) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto following the Applicable Time), since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries, considered as one entity (any such change being a “Material Adverse Change”), and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g) Organization and Good Standing. The Company and each of its Significant Subsidiaries have been duly incorporated or formed, as applicable, and are validly existing under the laws of their respective jurisdictions of organization and are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Company and Chrysler Group LLC is in good standing (where such concept is applicable) under the laws of its jurisdiction of organization and is in good standing (where such concept is applicable) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification. The Company and each of its Significant Subsidiaries have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable (if applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or except as would not be material to the Company and its subsidiaries, taken as a whole, and except for any that would constitute a “Permitted Lien” or “Permitted Encumbrance” under the Amended and Restated Credit Agreement, dated as of June 21, 2013, among Chrysler Group LLC (“Chrysler”), certain subsidiaries of Chrysler, as borrowing subsidiaries, the lenders party thereto, Citibank, N.A., as administrative agent, and Citibank N.A., as collateral agent; the Term Loan Credit Agreement, dated as of February 7, 2014, among Chrysler, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. as collateral agent; the Indenture, dated as of May 24, 2011, supplemented by the First Supplemental Indenture, dated as of February 2, 2012 and as further supplemented by the Second Supplemental Indenture, dated as of April 5, 2013, among Chrysler, CG Co. Issuer Inc., the guarantors party thereto, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as collateral agent, paying agent, registrar and authenticating agent; the Terms and Conditions of the Global Medium Term Notes pursuant to the Amended and Restated Agency Agreement, dated as of March 19, 2013, among Fiat S.p.A., Fiat Finance and Trade Ltd., S.A., Fiat Finance Canada Ltd., Fiat Finance North America Inc., Citibank, N.A., as issuing and principal paying agent and exchange agent, Citicorp International Limited, as lodging and paying agent, and Citigroup Global Markets Deutschland AG, as registrar; and the Credit Agreement, dated June 21, 2013, by and among Fiat S.p.A., Fiat Finance S.p.A., Fiat Finance and Trade Ltd., S.A., Fiat Finance North America Inc., the banks party thereto, and Citibank International PLC, as facility agent, and the mandated lead arrangers and bookrunners party thereto (collectively, the “Debt Agreements”). The Company does not own or control, directly or indirectly, any corporation, association or other entity required to be listed in Exhibit 21.1 to the Registration Statement that is not so listed. The subsidiaries listed in Schedule 2 to this Agreement are the only Significant Subsidiaries of the Company. “Significant Subsidiary” has the meaning assigned to such term in Rule 1-02 of Regulation S-X promulgated by the Commission.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “The FCA Shares, Articles of Association and Terms and Conditions of the Special Voting Shares”; all the outstanding common shares and Special Voting Shares of the Company and all of the common shares of the Company currently held as treasury shares have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Share Awards. With respect to the awards (the “Share Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each such grant was made in accordance with the terms of the stock-based compensation plans of the Company Stock Plans and applicable laws, regulatory rules and requirements, and (ii) each such grant was properly accounted for in accordance with IFRS in the Financial Statements of the Company.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Indenture and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Indenture and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(m) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and (i) will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n) The Underlying Securities. The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(o) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of association, charter, bylaws or other similar organizational document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) of this Section 3(o), for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(p) No Conflicts. The execution and delivery of and the performance by the Company of its obligations under this Agreement and the Indenture and the consummation by the Company of the transactions contemplated by this Agreement and the Indenture will not (i) result in any violation of the provisions of the articles of association, charter, bylaws or similar organizational document of the Company or any of its Significant Subsidiaries, (ii) conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such conflicts, breaches or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution and delivery of and the performance by the Company of its obligations under this Agreement and the Indenture and the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the blue sky laws of any jurisdiction and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and the notification of the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten) pursuant to Section 5:34 and Section 5:35 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

(r) Legal Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) that have as the subject thereof any property owned or leased by the Company or any of its subsidiaries which action, suit or proceeding, in the case of either clause (i) or (ii), is reasonably likely to result in a Material Adverse Change or which would restrain or enjoin the delivery of the Securities by the Company or which in any way affects the validity of the Securities. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries or, to the Company’s knowledge, with the employees of any principal supplier of the Company, exists or, to the Company’s knowledge, is threatened or imminent that is reasonably likely to result in a Material Adverse Change.

(s) Independent Accountants. Reconta Ernst & Young S.p.A., who has certified certain Financial Statements of the Company and its subsidiaries and its predecessor Fiat S.p.A. and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act. Deloitte & Touche S.p.A, who has certified certain Financial Statements of the Company’s predecessor Fiat S.p.A. and its subsidiaries as of December 31, 2011 and for the year ended December 31, 2011 was an independent registered public accounting firm with respect to Fiat S.p.A. and its subsidiaries during the period covered by such financial statements under the relevant standards of the PCAOB.

(t) No Undisclosed Relationships. No relationship, direct or, to the Company’s knowledge, indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which would be required by the Securities Act to be disclosed in a registration statement on Form F-1 which is not so disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members, other than intercompany loans between or among the Company and its consolidated subsidiaries.

(u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act” which term, as used herein, includes the rules and regulations of the Commission thereunder).

(v) Taxes. The Company and its subsidiaries have filed all material necessary national, federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them in all jurisdictions in which they are required to so pay, and withheld in full all taxes required to be withheld by any of them in all jurisdictions in which they are required to so withhold, including any related or similar material assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in accordance with IFRS in the Financial Statements in respect of all national, federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Significant Subsidiaries has not been finally determined. Except as described in the Registration Statement, the Company and its subsidiaries are not involved in any current dispute with any tax authority and the Company and its subsidiaries are currently not subject to any investigation, audit or visit from any tax authority, nor is the Company and each of its subsidiaries aware of any such investigation, audit or visit planned which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(w) Licenses and Permits. The Company and each of its Significant Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(x) Labor Matters. There is (i) no unfair labor practice complaint or claim pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any other governmental, regulatory or judicial institution or authority in any jurisdiction, except as would not, individually or in the aggregate, result in a Material Adverse Change and no arbitration proceeding arising out of or under any material collective bargaining agreements, (ii) no strike, labor dispute, labor disturbance, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or threatened or pending against any of their respective principal suppliers, except as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge, no union organizing activities taking place, except that, individually or in the aggregate, would not be reasonably likely to result in material liability to the Company and its subsidiaries taken as a whole. There has been no violation, except as would not, individually or in the aggregate, result in a Material Adverse Change, of any (A) foreign, federal, state or local law relating to discrimination in hiring, promotion or pay of employees, or (B) applicable classification, wage or hour laws.

(y) Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would otherwise not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:

(i) each of the Company and its subsidiaries, and their respective operations and facilities, are in compliance with applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof;

(ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;

(iii) there is no claim, proceeding, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law;

(v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries and

(vi) there has been no Release (as defined below) of any Materials of Environmental Concern (as defined below) and, to the Company’s knowledge, there are no other past or present actions, activities, circumstances, conditions or occurrences, that would reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws, rules, regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health from exposure to Materials of Environmental Concern, including without limitation, those relating to (x) the Release of Materials of Environmental Concern or (y) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(z) Compliance with ERISA. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with all applicable statutes, orders, rule and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes is in compliance with all applicable statutes, orders, rule and regulations, including ERISA and the Code, in each case except for any violations that, individually or in the aggregate, would not be reasonably likely to result in a material liability to the Company and its subsidiaries, taken as a whole. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the present value of all accrued benefit obligations under all “single employer plans” (as defined in Section 4001 of ERISA) (whether or not subject to ERISA) that are established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, based on the assumptions used for purposes of Accounting Standards Codification Topic 715, Compensation—Retirement Benefits, does not exceed the value of the assets of all such plans (based on such assumptions), except as would not be reasonably likely to result in a Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification that would be material to the Company.

(aa) Compliance with Other Pension Laws. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all employee benefit plans (within the meaning of ERISA) (whether or not subject to ERISA) and all pension plans subject to the laws of any jurisdiction outside the United States, established or maintained by the Company, its subsidiaries, or for which the Company or its subsidiaries could have any liability, are in compliance with all applicable statutes, orders, rule and regulations and other law, except for any violations that, individually or in the aggregate, would not be reasonably likely to result in material liability to the Company and its subsidiaries taken as a whole. All such plans (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except in each case as would not, individually or in the aggregate, result in a Material Adverse Change.

(bb) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)) that are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by persons within the Company or its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies known to the Company and any material weaknesses in the design or operation of internal control over financial reporting that have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(cc) Accounting Controls. The Company and its subsidiaries maintain a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Insurance. The Company and its Significant Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as are generally maintained by companies engaged in the same or similar business. The Company has no reason to believe that it or any of its Significant Subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business and at a cost that would not result in a Material Adverse Change.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated in the three years preceding the date of this Agreement or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, incorporated, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ii) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Securities by the Company.

(jj) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities, it being understood that any action of the Underwriters and their affiliates shall not constitute an indirect action by the Company.

(kk) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(ll) Stamp, Value Added and Withholding Taxes. Except (a) for any net income, capital gains or franchise taxes imposed on the Underwriters by Italy, the Netherlands, the United States, the United Kingdom or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement and the Indenture) between the Underwriters and the jurisdiction imposing such tax or (b) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no value added tax or other similar taxes levied by reference to added value or sales (“VAT”), stamp duties, registration taxes (other than Italian registration tax arising if this Agreement, the Indenture or any agreement for the sale of the Securities or any transfer of the Securities by the Underwriters is (i) filed with an Italian court or with an Italian administrative authority, (ii) referred to in another document executed between the same parties and subject to registration or in a judicial decision (including arbitration), (iii) voluntarily registered or (iv) executed in Italy), issuance or transfer taxes or other similar taxes or duties are payable by or on behalf of the Underwriters in Italy, the Netherlands, the United Kingdom, the United States or any political subdivision or taxing authority thereof (each, a “Taxing Jurisdiction”) solely in connection with (A) the execution, delivery and performance of this Agreement and the Indenture, (B) the issuance and delivery of the Securities to the Underwriters in the manner contemplated by this Agreement, the Indenture and the Prospectus or

(C) the sale and delivery by the Underwriters of the Securities as contemplated herein and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all payments to be made by the Company on or by virtue of the execution, delivery, performance or enforcement of this Agreement or the Indenture, under the current laws of any Taxing Jurisdiction, will not be subject to withholding, duties, levies, deductions, charges or other taxes and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(mm) No Immunity. Neither the Company nor any of its properties or assets has immunity from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) or from jurisdiction of any British, Dutch, U.S. federal or New York state court.

(nn) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it is a passive foreign investment company, as defined in section 1297 of the Code.

(oo) Dividends and Distributions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Netherlands, the United Kingdom or the United States in order for the Company to pay dividends or other distributions (including any coupon payments) declared by the Company to the holders of the Securities or of shares in the capital of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of the Netherlands, the United Kingdom, the United States and any political subdivision thereof, any amount payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions (including any coupon payments) declared and payable in respect of the Securities or on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the Netherlands or the United Kingdom, and no such payments made to the holders thereof or therein who are non-residents of the Netherlands and do not hold a substantial interest (aanmerkelijk belang) or deemed substantial interest in the Company for Dutch tax purposes and are non-residents of the United Kingdom and have no connection with the United Kingdom other than holding the Securities or common shares will be subject to income, withholding or other taxes under laws and regulations of the Netherlands or the United Kingdom, as applicable, or any political subdivision or taxing authority thereof or therein.

(pp) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement, the Indenture or the Securities in the Netherlands or the United Kingdom is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(qq) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects (unless, in the Company’s good faith judgment (after receiving advice of counsel), such filing is necessary to comply with applicable law).

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or, to the Company’s knowledge, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) of this Section 4, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (ii) if at any time prior to the Closing Date (A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) of this Section 4, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than a Registration Statement on Form S-8 with respect to employee benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., other than (A) the Securities to be sold hereunder and the issuance of shares of the Underlying Securities upon conversion of the Securities to be sold hereunder, (B) any shares of Common Stock of the Company issued upon the exercise of options granted under Company Stock Plans or issued upon the vesting or settlement of Share Awards and (C) the concurrent public offering of the Common Stock.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities, it being understood that any action of the Underwriters and their affiliates shall not constitute an indirect action by the Company.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities and the Underlying Securities on the New York Stock Exchange (“Exchange”) and, to the extent applicable, the Mercato Telematico Azionario (“MTA”).

(l) Reports. For a period of two years from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s EDGAR system or, in the case of information furnished to the MTA, are made available on the Company’s website.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be a foreign private issuer at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

(p) Tax Indemnity and Gross-Up. The Company will indemnify and hold harmless the Underwriters against any VAT, documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Securities by the Company to the Underwriters and on the execution and delivery of this Agreement and the Indenture, other than Italian registration tax arising as a result of the Underwriters’ registration of this Agreement or the Indenture in Italy where the registration is not required to enforce the Underwriters’ rights hereunder or thereunder. All sums payable by the payors hereunder, including any indemnity payments made pursuant to this Section 4(p), shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction unless the relevant payor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by a Taxing Jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement and the Indenture) between the Underwriters and the jurisdiction imposing such withholding or deductions, the payors shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made. All sums payable by the payors to the payees under this Agreement shall be considered exclusive of VAT. All amounts charged by the payees or for which the payees are to be reimbursed will be invoiced together with any applicable VAT that the payees are required to pay to the relevant tax authority, where appropriate. Any VAT due on the amounts charged by the payees shall be for the account of the payors. The payees shall be required to provide the payors with a valid VAT invoice where appropriate.

(q) Dutch Dividend Withholding Tax. The Company agrees to use commercially reasonable efforts to enter into arrangements with Globe Tax Services, Inc. (“GlobeTax”), as described in this Section 4(q), to assist holders of the Mandatory Convertible Securities to (i) assert any right to receive coupons free from Dutch dividend withholding tax or (ii) require the Company to pay additional amounts in respect of payments subject to Dutch dividend withholding tax, in each case through direct or indirect participants of the Depository Trust Company (“DTC”) and to procure that reasonable notice of the Dutch dividend withholding tax position is given to holders of the Mandatory Convertible Securities in advance of the first coupon payment date. In order to either (A) receive coupons without Dutch dividend withholding tax being imposed or (B) receive payment of additional amounts from the Company, the beneficial owners of the Mandatory Convertible Securities may be required to satisfy the Company that they are not residents of the Netherlands. In order for beneficial owners to satisfy the Company that they are not residents of the Netherlands, no information shall be required to be provided other than the beneficial owner’s name, permanent residence address, tax reference or identification number and the jurisdiction of tax residence (or, in the case of an organization which is transparent for the purposes of the jurisdiction in which it is organized, the jurisdiction in which it is managed). Where the beneficial owner is neither an individual or a company, the arrangements contemplated by this Section 4(q) shall permit such beneficial owner to certify their own beneficial owner status to the relevant DTC participant, who in turn shall pass on certification to GlobeTax. For the purposes of this Section 4(q), “beneficial owner” shall have the meaning that it has for the purposes of Dutch dividend withholding tax and shall include any (1) individual, (2) company or (3) partnership or other body of persons (unless the consent of all those persons constituting the body of persons is required for any of those persons to transfer their interest in such body), who, in the case of each of (1), (2) and (3), does not hold Mandatory Convertible Securities as a trustee or other fiduciary.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and warrants to the Company and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company in this Agreement are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be and (iii) to the effect set forth in paragraphs (a), (c) and (d) of this Section 6.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Reconta Ernst & Young S.p.A. and Deloitte & Touche S.p.A. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and Disclosure Letter of U.S. Counsel for the Company. Sullivan & Cromwell LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-1 hereto.

(h) Opinion of Dutch Counsel for the Company. Loyens & Loeff N.V., Dutch counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-2 hereto.

(i) Opinion of General Counsel of the Company. Giorgio Fossati, Corporate General Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-3 hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (i) an opinion of Linklaters LLP, counsel for the Underwriters, and (ii) a 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, in each case with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any competent federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the Underlying Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing (where such concept is applicable) of the Company in the Netherlands and of Chrysler Group LLC, in Delaware, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the individuals and entities listed on Schedule 3 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(o) The Indenture. At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Underwriters shall have received counterparts, conformed as executed, thereof.

(p) DTC Clearance. Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by them to have the Securities declared eligible for clearance and settlement through DTC.

(q) Public Offering of Common Stock. The Company shall simultaneously with the signing of this agreement have executed the underwriting agreement relating to the concurrent public offering of its Common Stock and on or prior to the Closing Date shall have completed such offering of its Common Stock.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case of (i) and (ii) above, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) of this Section 7.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph and the information regarding stabilizing transactions contained in the thirteenth and fourteenth paragraphs, in each case under the caption “Underwriting” relating to the Securities.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by [            ] and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) of this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by either the Exchange or the MTA; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by British, New York State or U.S. federal authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is so material and adverse that it makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate notional amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate notional amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the notional amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the notional amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate notional amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate notional amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder (together with any irrecoverable VAT payable in respect of such costs or expenses), including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection, excluding for the avoidance of doubt any VAT, documentary, stamp, registration or similar issuance tax actually indemnified and paid under Section 4(p); (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing

Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $15,000 for both the offering contemplated by this Agreement and the concurrent public offering of Common Stock); (vi) the cost of preparing stock certificates; if any; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $25,000 for both the offering contemplated by this Agreement and the concurrent public offering of Common Stock (it being agreed and understood that any other related expenses, including filing fees, shall be reimbursed in full)); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all expenses and application fees related to the listing of the Securities on the Exchange and the MTA. It is understood that except as provided in this Section 11 and Section 7 entitled “Indemnification and Contribution”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b) If (A) this Agreement is terminated pursuant to Section 9(ii), where there has been no general suspension or material limitation on trading described in Section 9(i), (B) the Company fails to tender the Securities for delivery to the Underwriters as obligated hereunder or under the Indenture or (C) the Underwriters decline to purchase the Securities as a result of a breach of the Company’s obligations under this Agreement or a failure to satisfy the conditions in Section 6(a), (b), (d), (e), (f), (g), (h), (i), (j) and (o), the Company agrees to reimburse the Underwriters for all reasonable out of pocket costs and expenses (including reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration; and UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: [            ]. Notices to the Company shall be given to it at Fiat Chrysler Automobiles N.V., 25 St. James’ Street, London SW1A 1HA, United Kingdom (fax: [            ]); Attention: Richard K. Palmer, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (fax: +1-212-558-3588), Attention: Scott Miller.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Italy, or any political subdivision thereof, (ii) the Netherlands, or any political subdivision thereof, (iii) the United Kingdom, or any political subdivision thereof, (iv) the United States, the State of New York or any political subdivision thereof; (v) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(d) Submission to Jurisdiction. The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Fiat Finance North America, 7 Times Square, Suite 4306, New York, NY 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees to accept service of process upon such authorized agent, accompanied by written notice of such service to the Company by the person serving the same to the address provided in this Section 15, and not dispute that such service will be in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FIAT CHRYSLER AUTOMOBILES N.V.

By:
Name:
Title:

Accepted: As of the date first written above

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

BARCLAYS CAPITAL INC.

By:
Authorized Signatory

UBS SECURITIES LLC

By:
Authorized Signatory

By:
Authorized Signatory

For themselves and the other

several Underwriters named in

Schedule 1 to this Agreement.

Schedule 1

Underwriter	Notional Amount of Securities
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Banca IMI S.p.A.
BNP Paribas Securities Corp
Credit Agricole Securities (USA) Inc.
Mediobanca – Banca di Credito Finanziario S.p.A
RBS Securities Inc.
SG Americas Securities, LLC
UniCredit Capital Markets LLC
Drexel Hamilton, LLC
Lebenthal & Co., LLC
LOOP CAPITAL MARKETS LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.	$

Total	$

Schedule 2

Significant Subsidiaries

Schedule 3

Lock-up Signatories

Shareholders

•	Exor S.p.A

Directors

•	John Elkann

•	Sergio Marchionne

•	Andrea Agnelli

•	Tiberto Brandolini d’Adda

•	Glenn Earle

•	Valerie A. Mars

•	Ruth J. Simmons

•	Ronald L. Thompson

•	Patience Wheatcroft

•	Stephen M. Wolf

•	Ermenegildo Zegna

Executives

All members of the Group Executive Council (GEC). The GEC is composed of the following (including Sergio Marchionne, who is listed above in his capacity as a Director of the Company):

•	Alfredo Altavilla

•	Cledorvino Belini

•	Michael Manley

•	Riccardo Tarantini

•	Eugenio Razelli

•	Olivier François

•	Harald Wester

•	Reid Bigland

•	Pietro Gorlier

•	Lorenzo Ramaciotti

•	Stefan Ketter

•	Scott Garberding

•	Bob Lee

•	Mark Chernoby

•	Richard K. Palmer

•	Linda Knoll

•	Alessandro Baldi

•	Michael J. Keegan

Annex A

a.	Pricing Disclosure Package

[List of each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b.	Pricing Term Sheet

Annex B-1

[Form of Opinion of U.S. Counsel to the Company]

Annex B-2

[Form of Opinion of Dutch Counsel to the Company]

Annex B-3

[Form of Opinion of General Counsel of the Company]

Annex C

Fiat Chrysler Automobiles N.V.

Pricing Term Sheet

[TO COME]

Exhibit A

FORM OF LOCK-UP AGREEMENT

[            ], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re: Fiat Chrysler Automobiles N.V. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into (a) an underwriting agreement (the “Underwriting Agreement”) with Fiat Chrysler Automobiles N.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of the common shares, nominal value € 0.01 per share, of the Company (the “Common Shares”) and (b) an underwriting agreement (the “MCS Underwriting Agreement”) with the Company providing for the public offering (the “MCS Offering”) by the several Underwriters named in Schedule 1 to the MCS Underwriting Agreement, of up to $[            ] aggregate notional amount of the Company’s [     ]% Mandatory Convertible Securities due 2016, (the “Firm Securities”) to be issued pursuant to the indenture, dated as of [            ], 2014, between the Company and The Bank of New York Mellon, as trustee, which Firm Securities will be convertible into Common Shares. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make (a) the Public Offering of the Common Shares and (b) the MCS Offering of the Firm Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., the undersigned will not, during the period (the “Lock-Up Period”) ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, provided, however, that this clause (1) shall not apply to purchases by Exor S.p.A. of the Firm Securities sold pursuant to the MCS Offering, so long as no sale of or offer, pledge or contract to sell the same (or any Common Shares convertible or exchangeable therefrom) is made by Exor S.p.A. during the Lock-Up Period, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than (A) the securities to be sold by the undersigned pursuant to the Underwriting Agreement and the MCS Underwriting Agreement, (B) (i) transfers of Common Shares as a bona fide gift or gifts, (ii) if the undersigned is a natural person, transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent, (iii) if the undersigned is a natural person, transfers of Common Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, and (iv) if the undersigned is a natural person, transfers of Common Shares to any partnership or limited liability company controlled by the undersigned or the immediate family of the undersigned and (C) distributions of Common Shares to members or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee, trustee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, trustee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement and the MCS Underwriting Agreement do not become effective, or if the Underwriting Agreement and the MCS Underwriting Agreement (in each case other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares and the Firm Securities, as applicable, to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and the MCS Underwriting Agreement and proceeding with the Public Offering and the MCS Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF DIRECTOR, OFFICER OR SHAREHOLDER]

By:
Name: Title: